                                                                    EXHIBIT 99.7

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

            The  undersigned  acknowledge(s)  receipt  of  your  letter  and the enclosed  materials  referred to therein  relating to the  offering of shares of common stock (the "Common Stock") of WebFinancial Corporation (the "Company").

            This will  instruct  you whether to exercise  the Rights to purchase shares of Common  Stock  distributed  with respect to the shares of Common Stock held by you for the  account  of the  undersigned,  pursuant  to the  terms  and subject  to  the  conditions  set  forth  in  the  Prospectus  and  the  related
"Instructions as to Use of Rights Certificates."

            Box 1. / / Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

            Box 2. / / Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                                Number of Shares        Subscription Price             Payment
                                ----------------        ------------------             -------
Basic Subscription Privilege    ______________     X        _____             =    $__________(line 1)
Over-Subscription Privilege     ______________     X        _____             =    $__________(line 2)
                                Total Payment Required (Sum of lines 1 and 2) =    $_______________

            Box 3. / / Payment in the following  amount is enclosed  $_________.
                       (This amount must equal the amount set forth under "Total
                       Payment Required" above).

            Box 4. / / Please  deduct   payment  from  the   following   account
                       maintained by you as follows:

_____________________________________            _______________________________
            Type of Account                             Account No.
Amount to be deducted: $________________         _______________________________
                                                 _______________________________
                                                 Signature(s)

                                                 Please type or print
                                                 name(s) below:
                                                 _______________________________
                                                 _______________________________
Date: _____________________, 2003